Exhibit 99.1

Kalaris Announces Closing of Merger with AlloVir

Kalaris is focused on developing TH103, a novel, differentiated anti-VEGF agent engineered to potentially provide longer-lasting and increased anti-VEGF activity to treat neovascular and exudative diseases of the retina

Currently enrolling nAMD patients in a Phase 1 trial, with initial data from Part 1 of the trial expected in the second half of 2025

Post-transaction cash of approximately $100 million expected to fund operations into the fourth quarter of 2026

Shares expected to trade on Nasdaq under “KLRS”, effective March 19, 2025

PALO ALTO, Calif., March 18, 2025 (GLOBE NEWSWIRE) — Kalaris Therapeutics, Inc. (Nasdaq: KLRS)(“Kalaris”), a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent diseases of the retina, today announced the completion of its previously announced merger with AlloVir, Inc. (“AlloVir”). The combined company will operate under the name Kalaris Therapeutics, Inc. and its shares are expected to begin trading on The Nasdaq Global Market on March 19, 2025 under the ticker symbol “KLRS.”

Kalaris is currently developing TH103, a novel, differentiated anti-vascular endothelial growth factor (“VEGF”) agent engineered to potentially provide longer-lasting and increased anti-VEGF activity to treat neovascular and exudative diseases of the retina. TH103 was specifically engineered to address the limitations of current neovascular Age-related Macular Degeneration (“nAMD”) therapies and has demonstrated both potent anti-VEGF activity and sustained ocular residence time in preclinical studies. Kalaris expects to report initial data from Part 1 of its ongoing Phase 1 clinical trial of TH103 in the second half of 2025.

The combined company’s cash and cash equivalents of approximately $100 million as of the closing date is expected to be sufficient to fund its operating expenses and capital expenditure requirements into the fourth quarter of 2026. “We are delighted to close this transaction, which we expect will provide us with the financial resources to continue development of TH103 beyond the initiation of our planned Phase 2 clinical trial”, said Andrew Oxtoby, CEO of Kalaris Therapeutics.

About TH103 Phase 1 Clinical Trial

The ongoing Phase 1 open label clinical trial is evaluating TH103 in treatment-naïve nAMD patients. Enrollment in Part 1 of the trial began in August 2024, with initial data expected in the second half of 2025. The Phase 1 clinical trial is designed to evaluate safety, pharmacodynamics/pharmacokinetics, determine optimal dose, and assess preliminary evidence of treatment effect.

Transaction Details

Immediately following the closing of the merger, there are approximately 18,702,413 shares of the combined company’s common stock outstanding, with pre-merger Kalaris stockholders owning approximately 74.47% and pre-merger AlloVir stockholders owning approximately 25.53% of the combined company’s outstanding common stock on a fully-diluted basis. The combined company will be led by Andrew Oxtoby, CEO of Kalaris, and other members of the Kalaris management.

Leerink Partners acted as exclusive financial advisor to AlloVir, and Goodwin Procter LLP served as legal counsel to AlloVir. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to Kalaris.

About Kalaris

Kalaris is a clinical-stage biopharmaceutical company dedicated to the development and commercialization of treatments for prevalent retinal diseases. The company is focused on development of TH103, a novel, differentiated anti-VEGF investigational therapy. Developed by Dr. Napoleone Ferrara, TH103 is a fully humanized, recombinant fusion protein that acts against VEGF as a decoy receptor and has been specifically engineered for potentially improved VEGF inhibition and longer retention in the retina. TH103 is currently being evaluated in an ongoing, Phase 1 clinical trial for the treatment of neovascular Age-related Macular Degeneration (nAMD), with plans to develop TH103 for additional neovascular and exudative diseases of the retina such as Diabetic Macular Edema (DME), and Retinal Vein Occlusion (RVO).

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risk and uncertainties.

All statements, other than statements of historical fact, contained in this press release, including statements regarding the strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management of Kalaris, including those relating to the merger, the therapeutic potential of TH103, the anticipated timeline for reporting data from the ongoing Phase 1 clinical trial of TH103 and the sufficiency of Kalaris’ cash resources for the period anticipated, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are based on current expectations and beliefs of the management of Kalaris as well as assumptions made by, and information currently available to, the management of Kalaris and are subject to risks and uncertainties. There can be no assurance that future developments affecting Kalaris will be those that it has anticipated. Forward-looking statements include, but are not limited to, statements concerning the following: the future operations of Kalaris, including research and development activities; the nature, strategy and focus of Kalaris; the development and commercial potential and potential benefits of any product candidate of Kalaris, including expectations around intellectual property protection; anticipated clinical drug development activities and related timelines, including the expected timing for announcement of data and other clinical results; the uncertainties associated with Kalaris’ product candidate, as well as risks associated with the clinical development and regulatory approval of its product candidate, including potential delays in the completion of clinical trials; expectations regarding the therapeutic benefits, clinical potential and clinical development of TH103; risks related to the inability of Kalaris to obtain sufficient additional capital to continue to advance its product candidate; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from any product candidates being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to obtain, maintain, and protect intellectual property rights related to product candidates; changes in regulatory requirements and government incentives; Kalaris’ competitive position and expectations regarding developments and projections relating to its competitors and any competing therapies that are or become available; potential adverse reactions or changes to business relationships resulting from the completion of the merger; risks associated with the possible failure to realize, or that it may take longer to realize than expected, certain anticipated benefits of the merger, including with respect to future financial and operating results; the risk of involvement in current and future litigation, including securities class action litigation, that could divert the attention of the management of Kalaris, harm Kalaris’ business and for which Kalaris may not have sufficient insurance coverage to cover all costs and damages; and such other factors as are set forth in Kalaris’ period public filings with the SEC, including, but not limited to, those described under the heading “Risk Factors”.

Kalaris may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Kalaris makes. The forward-looking statements contained in this press release are made as of the date of this press release, and Kalaris does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Kalaris Therapeutics Investor Contact:

Corey Davis, Ph.D.

LifeSci Advisors

+1 212 915 2577

cdavis@lifesciadvisors.com

ir@kalaristx.com